Exhibit 10.12

                   CASUALTY QUOTA SHARE REINSURANCE AGREEMENT

This Agreement is made and entered into by and between CALIFORNIA INDEMNITY INSURANCE COMPANY, Pleasanton, California, COMMERCIAL CASUALTY INSURANCE COMPANY, Pleasanton, California, CII INSURANCE COMPANY, Pleasanton, California, SIERRA INSURANCE COMPANY OF TEXAS, Dallas, Texas, (hereinafter together called the "Company") and the Reinsurer specifically identified on the signature page of this Agreement (hereinafter called the "Reinsurer").

                                    ARTICLE 1

BUSINESS REINSURED

This Agreement is to share with the Reinsurer the interests and liabilities of the Company's net retained liability as a result of any loss or losses occurring with a date of loss during the term of this Agreement under all Policies of statutory Workers' Compensation, including Employers' Liability and Longshore and Harbor Workers' Compensation Act business (USL&HW not to exceed 20% of the Company's total Gross Net Earned Premium Income, or so deemed), in force, written or renewed by the Company during the term of this Agreement, subject to the terms and conditions contained herein.

                                    ARTICLE 2

COVER

The Company will cede, and the Reinsurer will accept as reinsurance, a 30% share of up to $10,000 Ultimate Net Loss each and every Loss Occurrence, irrespective of the number of Policies involved, under all business reinsured hereunder.

As respects Policies containing a deductible and/or self-insured retention, it is understood and agreed that the reinsurance shall apply from the ground up but will be limited to the difference between $10,000 each and every Loss Occurrence and the deductible and/or self-insured retention amount, regardless of whether or not any deductible was actually collected by the Company.

The Company's 70% retention shall remain net and unreinsured, except to the extent reinsured among or between the individual named Companies.

                                    ARTICLE 3

TERM

This Agreement shall become effective at 12:01 a.m., Las Vegas, Nevada local time, July 1, 1998, and shall remain in full force and effect for twenty-four months, expiring 12:01 a.m., Las Vegas, Nevada local time, July 1, 2000.

Upon expiration of this Agreement, the entire liability of the Reinsurer for losses occurring subsequent to expiration shall cease concurrently with the expiration.

However, the Company will have the option of requiring the Reinsurer to continue to cover all Policies which are in force at the date of the expiration of this Agreement until the natural expiration or anniversary of such Policies, whichever occurs first, but in no event longer than 12 months, plus odd time, not to exceed 18 months in all from the date of the expiration of this Agreement. The premium applicable to the run-off period shall be the Gross Net Earned Premium Income earned during the run-off period for Policies in force as of the expiration date of this Agreement, payable in accordance with Article 6, ACCOUNTS AND REMITTANCES of this Agreement.

                                    ARTICLE 4

TERRITORY

This Agreement applies to losses arising out of Policies written in the United States of America, its territories and possessions, wherever occurring.

                                    ARTICLE 5

EXCLUSIONS

This Agreement does not cover:

A.       Aggregate Excess Workers' Compensation Policies.

B. Assumed reinsurance unless assumed from a fronting company in the state of Nevada if the Company assumes 100% of the fronting company's liability and manages the underwriting and claims of the business assumed from such fronting company.

C.       Loss Portfolio Transfers.

D.       Financial Guarantee and Insolvency business when written as such.

E. Liability of the Company arising by contract, operation of law or otherwise from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guarantee fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer or its successors or assigns which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

     F. Loss due to war, whether or not declared, invasion, civil war, insurrection, rebellion, revolution, or to confiscation by duly constituted government or civil authorities.

     G. Nuclear Incidents as per the Nuclear Incident Exclusion Clauses - Liability - Reinsurance - U.S.A. and Canada attached to and forming part of this Agreement.

H. Second Injury Funds and Policies issued by the Company as an Assigned Risk Servicing Carrier or Residual Market Assessments, except direct assignments assumed by the Company in place of Residual Market Assessments are not excluded.

I.    Risks classified under NCCI codes 1164 and 1165.

J.       Policies with deductibles or self-insured retentions exceeding $10,000.

K. Policies where all or a portion of coverage is provided by a captive including ceded reinsurance to a captive and/or assumed reinsurance from a captive whether or not such captive is owned or partially owned by the Company.

                                    ARTICLE 6

ACCOUNTS AND REMITTANCES

A. Within 45 days following the end of each month while this Agreement is in force or obligations under it are due from any party hereto, the Company will render separate net accounts by Accident Year to the Reinsurer. The accounts will contain the following:

         1.       30% of Gross Net Earned Premium Income for the month; less

         2.       The ceding commission as provided for in this Agreement; less

     3. Ultimate Net Loss paid during the month on losses occurring during the term of the Agreement; plus

     4. Subrogation or other recoveries during the month on losses occurring during the term of the Agreement.

        The accounts shall also reflect the net balance due and the debtor party from whom it is due. Within 60 days following the end of the month the debtor party will remit to the creditor party any balance due.

         These accounts will also bear a notation advising of the following information:

     1. A list of ground-up losses occurring during the term of the Agreement which exceed $5,000 on an incurred loss basis. The list will include the following:

                  a.       Name of Insured

                  b.       Name of Claimant

                  c.       Date of Loss

                  d.       Company claim number

                  e.       Injury code

f.       Paid, outstanding and incurred amounts (medical, indemnity and expense)

g.       Policy deductible amount (if any)

         2.  Outstanding loss and loss expense reserve at the end of the month.

         3.       A  listing  of  ground  up  Occupational  Disease,  Cumulative
                  Trauma, Extra Contractual Obligations, Loss In Excess Of Original Policy Limits and Employers' Liability losses occurring during the term of this Agreement. Also, a listing of statutory penalty amounts, (if any), assessed with respect to losses occurring during the term of this Agreement with reasons such amounts have been assessed and actions taken to avoid such penalties in the future per the requirements of the DELAY, OMISSION OR ERROR ARTICLE of this Agreement.

4. Premium and payroll associated with all NCCI Class Codes containing "D" and "E" modifiers, or such similar modifiers in California, written by the Company.

5.       A listing of premiums returned under dividend rating plans.

B. Anything to the contrary in this Article notwithstanding, the first account (the "First Account") under this section and remittance based upon it, will be rendered December 15, 1998, or the first business day after the Reinsurance Placement Summary is fully executed by the Company and the Reinsurer, whichever is later, and will cover all activity from July 1, 1998 through October 31, 1998. The premium and loss information on such account will be estimated by the Company and any increase or decrease in the amount of such account will be rectified in the next account due from the Company January 15, 1999. However, the provisions of the LATE PAYMENTS ARTICLE shall not apply to the First Account.

C.       Within 45 days  following  the end of each calendar  year,  the Company shall furnish to the Reinsurer for such year any other information which the Reinsurer may require for its Annual Convention Statement which may be reasonably available to the Company. The Company shall also cooperate with the Reinsurer in preparing lists of outstanding claims and in providing reasonable staff time to assist the Reinsurer with the preparation of actuarial values of outstanding claims to meet the sunset and/or commutation requirements of the Reinsurer's retrocessionaires.

                                    ARTICLE 7

CEDING COMMISSION

The Reinsurer will allow the Company a ceding commission of 44.00% of the Gross Net Earned Premium Income ceded hereunder.

                                    ARTICLE 8

DEFINITIONS

     A. The term "Ultimate Net Loss" as used in this Agreement shall mean the actual loss paid by the Company or for which the Company becomes liable to pay, such loss to include 100% of any Extra Contractual Obligation amount as defined in the EXTRA CONTRACTUAL OBLIGATIONS ARTICLE, 100% of any Loss In Excess Of Original Policy Limits amount as defined in the LOSS IN EXCESS OF ORIGINAL POLICY LIMITS ARTICLE, Loss Adjustment Expense, and statutory penalties. Salvages and all recoveries, net of actual expenses incurred related to obtaining them, including recoveries under all reinsurances which inure to the benefit of this Agreement (whether such reinsurance is recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder. Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company's Ultimate Net Loss has been ascertained.

         All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto. All salvage, recoveries or payments received shall always be used to reimburse excess reinsurers in the reverse order of their priority according to their participation in the loss.

         For purposes of this definition, the phrase "becomes liable to pay" shall mean the existence of a judgment which the Company does not intend to appeal, or a release has been obtained by the Company, or the Company has accepted a proof of loss.

         Any loss settlement made by the Company, provided it is within the terms and conditions of this Agreement, whether under strict Policy conditions or by way of compromise, shall be unconditionally binding upon the Reinsurer, however, ex gratia payments made by the Company are excluded hereunder.

B. The term "Loss Occurrence" as used in this Agreement shall mean any one disaster or casualty or accident or loss or series of disasters or casualties or accidents or losses arising out of or caused by one event, except that:

         As respects an occupational disease or cumulative trauma suffered by an employee for which the employer is liable, such occupational disease or cumulative trauma shall be deemed a separate Loss Occurrence for each employee. A loss as respects each employee affected by an occupational disease or cumulative trauma shall be deemed to have been sustained by the Company at the date when compensable disability of the employee commences under applicable law and not at any other date.

         The terms "occupational disease" or "cumulative trauma" shall be as defined by applicable statutes or regulations.

     C. The term "Gross Net Earned Premium Income (GNEPI)" as used in this Agreement shall mean gross earned premium income on business subject to this Agreement after (i) the application of experience modifications, schedule or other rating plans, premium discounts, expense constants, loss constants and the application of discounts granted for deductible or self-insured retention plans and (ii) adjustment by retrospective rating plan calculations and dividend rating plan payments (such dividend rating plan payments not to reduce GNEPI more than 2.5%) and (iii) reduction by 24.406% paid for excess of loss reinsurance. Retrospective rating plan adjustments and dividend rating plan payments shall be pro rated based on the earned premium of each individual Policy during the term of this Agreement.

D. The term "Policy(ies)" as used in this Agreement shall mean any binder, policy, or contract of insurance or reinsurance issued, accepted or held covered provisionally or otherwise, by the Company for business covered hereunder.

E. The term "Accident Year" as used in this Agreement shall mean the premium earned and losses occurring in the 12 consecutive months commencing with each January 1st, except that the first Accident Year shall be the period from inception to December 31, 1998.

                                    ARTICLE 9

ORIGINAL CONDITIONS

All amounts ceded hereunder shall be subject to the same gross rates and to the same clauses, conditions, and modifications of the Policies, subject to the limits, terms and conditions of this Agreement.

                                   ARTICLE 10

LATE PAYMENTS

A.       Payments Due the Company

         In the event any loss or other payment due the Company is not received by the Company by the payment due date (or in the event a payment due date is not specified herein, the payment due date for the purposes of this Article shall be thirty (30) days from the date the Company has mailed to the Reinsurer a definitive statement of loss), then within thirty (30) days of the Company's demand, the Reinsurer shall reimburse the Company for any and all costs and expenses (except those costs and expenses the Company and the Reinsurer are required to share equally pursuant to the ARBITRATION ARTICLE herein), including reasonable attorneys fees incurred by the Company in connection with the collection or enforcement of any of the Reinsurer's payment obligations to the Company. In addition, with respect to any of the Reinsurer's payment obligations that remain outstanding beyond the due date, the Reinsurer agrees that the Company may charge the Reinsurer interest on those obligations. If the Company chooses to exercise this option, interest shall accrue annually at a rate of two (2) times the prime rate of interest in effect at Citibank, 399 Park Avenue, New York, New York, but not to exceed the highest rate allowed by law, from the date of the Company's demand for payment until the date payment is received by the Company.

B.       Payments Due the Reinsurer

         In the event any premium or other payment due the Reinsurer is not received by the Reinsurer or the Intermediary named herein within thirty (30) days following the date on which payment is due, then within thirty (30) days of the Reinsurer's demand the Company shall reimburse the Reinsurer for any and all costs and expenses (except those costs and expenses the Company and the Reinsurer are required to share equally pursuant to the ARBITRATION ARTICLE herein), including reasonable attorneys fees incurred by the Reinsurer in connection with the collection or enforcement of the Company's payment obligation to the Reinsurer. In addition, with respect to any of the Company's payment obligations that remain outstanding beyond the due date, the Company agrees that the Reinsurer may charge the Company interest on those obligations. If the Reinsurer chooses to exercise this option, interest shall accrue annually at a rate of two (2) times the prime rate of interest in effect at Citibank, 399 Park Avenue, New York, New York, but not to exceed the highest rate allowed by law, from the date of the Reinsurer's demand for payment until the date payment is received by the Reinsurer or the Intermediary.

C.       Waiver

         Any interest, costs and expenses, including reasonable attorneys fees due under this Article of less than $1,000 shall be waived by the party to which it is owed. Any interest, costs and expenses, including reasonable attorneys fees due under this Article of $1,000 or greater may be waived by the party to which it is owed. Any waiver of such amounts, however, shall not affect the waiving party's rights under this Article with respect to any other failure by the other party to make payments when due under this Article.

                                   ARTICLE 11

NET RETAINED LIABILITY

This Agreement applies only to that portion of any insurances or reinsurances covered by this Agreement which the Company retains net for its own account, and in calculating the amount of any loss hereunder, only loss or losses in respect of that portion of any insurances or reinsurances which the Company retains net for its own account shall be included, it being understood and agreed that the amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurers, whether specific or general, any amounts which may have become due from them, whether such inability arises from the insolvency of such other reinsurers or otherwise. Reinsurance among or between the individual named Companies shall be disregarded when determining the Net Retained Liability of the Company.

                                   ARTICLE 12

CURRENCY

The currency to be used for all purposes of this Agreement shall be United States of America currency.

                                   ARTICLE 13

REINSURANCE LOSS FUNDING

(This Article shall apply individually to each participating Reinsurer.)

As regards Policies issued by the Company coming with the scope of this Agreement, the Company and the Reinsurer agree to the following:

     A. If the Reinsurer is or becomes unauthorized in any state of the United States of America or the District of Columbia and such authorization is required by insurance regulatory authorities in order for the Company to take full credit for the reinsurance provided by this Agreement, the Reinsurer hereby agrees to fund known outstanding Losses including Loss Adjustment Expense relating thereto, Losses and Loss Adjustment Expense paid by the Company but not recovered from the Reinsurer, and any reserve for incurred but not reported Losses, as shown in the statement prepared by the Company (hereinafter referred to as "Reinsurer's Obligations") by funds withheld, Letter of Credit and/or cash advances and/or Escrow Accounts for the benefit of the Company. The Reinsurer shall have the option of determining the method of funding referred to above provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves.

         The Reinsurer hereby agrees that if the method of funding is by cash advance the Reinsurer will deposit said cash advance in an interest bearing account of a bank acceptable to the Company and the insurance regulatory authorities, for the benefit of the Company. The Company agrees that any interest thereon not in excess of the U.S. prime rate shall accrue to the benefit of the Reinsurer provided the balance in said cash account is at all times at least equal to the Reinsurer's Obligations.

         As security for payment and performance of the Reinsurer's Obligations to the Company, the Reinsurer hereby unconditionally delivers, pledges, transfers and assigns to and grants to the Company an irrevocable and continuing security interest in this cash and in any and all renewals, replacements, substitutions and extensions thereof and in all proceeds thereof. The Reinsurer hereby appoints the Company as the Reinsurer's attorney in fact to perform (as the Company deems appropriate but without any requirement to do so) any and all acts the Company deems prudent to protect and preserve the Company's rights and security interests provided hereunder.

         The Reinsurer also represents that:

     1. The cash is genuine, and in all respects what it is purported to be; and

     2. The Reinsurer is the sole owner of the cash, free and clear of all security interests, liens, restrictions and other encumbrances of any kind except the security interests granted to the Company hereunder; and

     3. The Reinsurer is authorized in all respects to pledge the cash to the Company.

         When funding is by a Letter of Credit, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional Letter of Credit issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves and acceptable to the Company in an amount equal to the Reinsurer's proportion of said reserves. Such Letter of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless thirty (30) days prior to any expiration date an issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period.

     B. If a Letter of Credit is the method of funding, it shall contain an issue date and date of expiration and shall stipulate that the beneficiary need only draw a sight draft under the Letter of Credit and present it to obtain funds and that no other documents need be presented. The Letter of Credit shall also indicate that it is not subject to any condition or qualifications outside of the Letter of Credit. In addition, the Letter of Credit itself shall not contain reference to any other agreements, document or entities. The Letters of Credit and/or cash advance and/or Escrow Accounts for the benefit of the Company provided by the Reinsurer pursuant to Section I. of this Article may be drawn upon at any time, notwithstanding any other provision of this Agreement, and be utilized by the Company or any successor, by operation or law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company for the following purposes, unless otherwise provided for in a separate Trust Agreement:

     1. To reimburse the Company for the Reinsurer's Obligations, which have not been otherwise paid;

     2. To make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's Obligations under this Agreement;

     3. In the event of expiration of the Letter of Credit as provided for above, to establish a deposit of the Reinsurer's Obligations under this Agreement. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon not in excess of the U.S. prime rate shall accrue to the benefit of the Reinsurer provided the balance in said cash account is at all times at least equal to the Reinsurer's Obligations;

     4. To pay the Reinsurer's share of any other amounts the Company claims are due under this Agreement.

C. In the event the amount drawn by the Company on any Letter of Credit and/or cash advance and/or Escrow Accounts for the benefit of the Company is in excess of the actual amount required for A. or C., or in the case of D., the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn provided the Reinsurer's Obligations under this Agreement are deemed to be final by the Company. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

D. The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

E. At annual intervals, or more frequently as agreed, but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer's Obligations, for the sole purpose of amending the Letter of Credit and/or cash advances and/or Escrow Accounts for the benefit of the Company, in the following manner:

         1. If the statement shows that the Reinsurer's Obligations exceed the balance of Letter of Credit and/or cash advance and/or Escrow Account for the benefit of the Company, as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Company an amendment to the Letter of Credit and/or cash advance and/or Escrow Account, increasing the amount of funding by the amount of such difference.

         2.       If,   however,   the  statement  shows  that  the  Reinsurer's
                  Obligations are less than the balance of Letter of Credit and/or cash advance and/or Escrow Account for the benefit of the Company, as of the statement date, the Company shall, within thirty (30) days after receipt of written request from the Reinsurer, release such excess funding by agreeing to secure an amendment to the Letter of Credit and/or cash advance and/or Escrow Account for the benefit of the Company, reducing the amount of funding available by the amount of such excess funding.

                                   ARTICLE 14

TAXES

The Company will be liable for taxes (except Federal Excise Tax) on premiums reported to the Reinsurer hereunder.

Federal Excise Tax applies only to those Reinsurers, excepting Underwriters at Lloyd's, London and other Reinsurers exempt from the Federal Excise Tax, who are domiciled outside the United States of America.

The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax 1% of the premium payable hereon to the extent such premium is subject to Federal Excise Tax.

In the event of any return of premium becoming due hereunder the Reinsurer will deduct 1% from the amount of the return and the Company or its agent should take steps to recover the Tax from the U.S. Government.

                                   ARTICLE 15

LOSS ADJUSTMENT EXPENSE

"Loss Adjustment Expense" means all expenses paid or to be paid in connection with the defense, litigation or medical cost containment of claims under Policies reinsured hereunder as per the 1998 NAIC definition of allocated loss adjustment expense (including claim-specific declaratory judgment expenses and excluding unallocated loss adjustment expenses as per 1998 NAIC definition). The phrase "claim-specific declaratory judgment expenses" as used in this Agreement means all expenses incurred in connection with declaratory judgment actions brought to determine defense and/or indemnification obligations that are allocable to specific policies and claims subject to this Agreement. Declaratory judgment expense will be deemed to have been incurred on the date of the original loss (if any) giving rise to the declaratory judgment action.

                                   ARTICLE 16

EXTRA CONTRACTUAL OBLIGATIONS

In no event shall the Reinsurer participate in Extra Contractual Obligations which are awarded against the Company unless the Reinsurer shall have been made aware of and shall have the opportunity to counsel, associate or otherwise become involved with the actions taken, or not taken, by the Company which led to the awarding of extra contractual damages. The Company shall notify the Reinsurer of the circumstances of any potential or impending extra contractual damage claim as soon as practicable by sending a letter certified or registered mail or by other carrier service providing receipt of delivery to the Reinsurance Counsel of the Reinsurer's Home Office Commercial Lines Law Department. The Reinsurer will then notify the Company by letter of its wish to counsel, associate or otherwise become involved with such claim within thirty
(30) days of receipt of the above mentioned letter of notification or sooner if circumstances require, but in no event sooner than ten (10) days of receipt of the notification letter. Failure on the part of the Reinsurer to advise the Company of its response in the manner herein described shall constitute automatic agreement with the Company's mode of handling the claim. Payment of such awarded damages will be subject to the limit of liability shown in the COVER ARTICLE of this Agreement. For purposes of this provision, the following definition shall apply:

The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation of prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original Loss Occurrence.

However, Extra Contractual Obligations shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                   ARTICLE 17

LOSS IN EXCESS OF ORIGINAL POLICY LIMITS

The Reinsurer shall indemnify the Company, within the limits hereof, in respect of Loss In Excess Of Original Policy Limits having been incurred because of the Company's failure to settle within the Policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured, or in the preparation or prosecution of an appeal consequent upon such action.

However,  this  Article  shall  not apply  where the Loss In Excess of  Original
Policy Limits has been incurred due to fraud by a member of the Board of Directors or by a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

The term "Loss In Excess of Original Policy Limits" shall mean any amounts for which the Company would have been contractually liable to pay under Employers' Liability had it not been for the limit of the Policy.

                                   ARTICLE 18

DELAY, OMISSION OR ERROR

Inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

                                   ARTICLE 19

INSPECTION

The Company shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect, through its authorized representatives, all books, records and papers of the Company in connection with any reinsurance hereunder, or claims in connection herewith. However, no payment of any account on which the Reinsurer is the debtor party shall be withheld or delayed pending the Reinsurer's exercise of its rights under this Article or any other right to audit the Company's books and records.

                                   ARTICLE 20

ARBITRATION

A. As a condition precedent to any right of action hereunder, any dispute between the Company and the Reinsurer arising out of, or relating to the formation, interpretation, performance or breach of this Agreement, whether such dispute arises before or after termination of this Agreement, shall be submitted to arbitration. Arbitration shall be initiated by the delivery of a written notice of demand for arbitration sent certified or registered mail or by other carrier services providing receipt of delivery by one party to the other.

B. One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter may appoint the second arbitrator.

C. If the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment, the third arbitrator shall be selected from a list of six individuals (three named by each arbitrator) by a judge of the federal district court having jurisdiction over the geographical area in which the arbitration is to take place, or if the federal court declines to act, the state court having general jurisdiction in such area. If the state court also declines to act, each arbitrator shall then decline two of the nominations presented by the other arbitrator. The third arbitrator shall then be chosen from the remaining two nominations by drawing lots.

D. All arbitrators shall be disinterested active or former officials of insurance or reinsurance companies, not under the control and without past employment or directorial relationships to either party to this Agreement. Within ten (10) days of his or her notification that he or she has been selected as an arbitrator, such arbitrator shall make full written disclosure of all business, social, or familial relationships with either party or their employees.

E. Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet, and unless the panel establishes an alternative schedule, the parties shall abide by the following deadlines: (a) ninety (90) days for the filing of the claimant's and respondent's brief and the claimant's reply, (b) sixty (60) days for the period of discovery and (c) ninety (90) days from the conclusion of the hearing for the panel to render its decision.

F. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Arbitration shall take place in Las Vegas, Nevada. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

G. The panel shall interpret this Agreement as an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

H. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator and the remaining costs of the arbitration, except as respects those costs and expenses outlined in the LATE PAYMENTS ARTICLE of this Agreement.

                                   ARTICLE 21

SERVICE OF SUIT

(This Article is applicable only to an unauthorized Reinsurer in the State of New York or to a Reinsurer who is domiciled outside the United States of America. This Article is not intended to conflict with or override the parties' obligation to arbitrate their disputes in accordance with the ARBITRATION ARTICLE of this Agreement).

In the event of the failure of the Reinsurer hereon to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States of America, and will comply with all requirements necessary to give such court jurisdiction, and all matters hereunder shall be determined in accordance with the law and practice of such court.

Nothing in this clause constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any Court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another Court as permitted by the laws of the United States or of any State in the United States.

It is further agreed that service of process in such suit may be made upon Messrs. Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, and that in any suit instituted, the Reinsurer will abide by the final decision of the Court or of any Appellate Court in the event of an appeal.

The above-named are authorized and directed to accept service of process on behalf of Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereon hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designates the above-named as the firm to whom the said officer is authorized to mail such process or true copy thereof.

                                   ARTICLE 22

INSOLVENCY

In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that they may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the reinsurance Agreement as though such expense had been incurred by the Company.

As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, except as provided by Sections 4118 (a)(1)(A) and 1114(c) of the New York Insurance Law or except (1) where the Agreement specifically provides another payee in the event of the insolvency of the Company, and (2) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees. Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York Risks by the Superintendent of Insurance of the State of New York, is entirely released from its obligation and the Reinsurer pays any Loss directly to payees under such Policy.

                                   ARTICLE 23

SEVERABILITY

In the event any provision of this Agreement shall be declared illegal, invalid or unenforceable by any regulatory body or court having jurisdiction over this Agreement, such provision shall be considered void in such jurisdiction but this shall not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.

                                   ARTICLE 24

OFFSET

The Company and the Reinsurer, each at its option, may offset any balance or balances, whether on account of premiums, claims and losses, loss expenses or salvages due from the Company or the Reinsurer, as the case may be, under this Agreement and the First and Second Underlying Excess of Loss Reinsurance Agreement. However, in the event of insolvency of any party hereto, offsets shall only be allowed in accordance with applicable law.

                                   ARTICLE 25

CONFIDENTIALITY

All information provided by the Company to the Reinsurer shall be kept confidential as against third parties, unless the disclosure is required pursuant to process of law or unless the disclosure is to the Reinsurer's retrocessionaires, financial auditors or governing regulatory bodies. The Company shall not publish or advertise the name of the Reinsurer, other than to regulators and rating agencies.

                                   ARTICLE 26

RIGHTS

In no event shall anyone other than the Company, or in the event of the Company's insolvency, its receiver, liquidator or statutory successor, have any rights under this Agreement, and said Agreement shall not be assignable by the Company or the Reinsurer without the prior written consent of the other party.

                                   ARTICLE 27

ENTIRE AGREEMENT

This Agreement embodies the entire contract between the parties as to the subject matter hereof. No waiver, modification, variation, change or amendment to this Agreement will be binding on either party unless reduced to writing and signed by a duly authorized officer of each party.

                                   ARTICLE 28

INTERMEDIARY

Sedgwick Re, Inc. is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications including notices, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages and loss settlements relating thereto shall be transmitted to the Reinsurer or the Company through Sedgwick Re, Inc., 1501 Fourth Avenue, Suite 1400, Seattle, Washington 98101. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed only to constitute payment to the Company to the extent that such payments are actually received by the Company.

                                   ARTICLE 29

PARTICIPATION:    CASUALTY QUOTA SHARE REINSURANCE AGREEMENT
                  EFFECTIVE:  July 1, 1998

This Agreement obligates the Reinsurer for 100% of the interests and liabilities set forth under this Agreement.

The participation of the Reinsurer in the interests and liabilities of this Agreement shall be separate and apart from the participations of other reinsurers and shall not be joint with those of other reinsurers, and the Reinsurer shall in no event participate in the interests and liabilities of other reinsurers.

IN WITNESS WHEREOF, the parties hereto, by their authorized representatives, have executed this Agreement as of the following dates:

                            PARTICIPATING REINSURERS

---------------------------------------------------------------------------

         The Travelers Indemnity Company of Illinois                100.00%


         In Hartford, Connecticut this 31st day of March , 1999

                 THE TRAVELERS INDEMNITY COMPANY OF ILLINOIS
                 Naperville, Illinois

                              By s/Jonathan B. Hale

                                Jonathan B. Hale

                              Second Vice President
and in Las Vegas, Nevada, this 22nd day of March, 1999.

                      CALIFORNIA INDEMNITY INSURANCE COMPANY
                      COMMERCIAL CASUALTY INSURANCE COMPANY
                      CII INSURANCE COMPANY
                      SIERRA INSURANCE COMPANY OF TEXAS

                                            By   s/Kathleen Marlon
                                                 -----------------
                                                          (signature)

                                                         Kathleen M. Marlon
                                            -------------------------------
                                                                    (name)

                                                         CEO and President
                                            ------------------------------
                                                                    (title)





                   CASUALTY QUOTA SHARE REINSURANCE AGREEMENT

                                    issued to

                     CALIFORNIA INDEMNITY INSURANCE COMPANY

                      COMMERCIAL CASUALTY INSURANCE COMPANY

                              CII INSURANCE COMPANY

                        SIERRA INSURANCE COMPANY OF TEXAS

      NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - U.S.A.

(Wherever the word "Reassured" appears in this clause, it shall be deemed to read "Reassured", "Reinsured", "Retrocedent", or whatever other word is employed throughout the text of the reinsurance agreement to which this clause is attached to designate the company or companies reinsured.)

(1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause 11 of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

Limited Exclusion Provision.*

    I. It is agreed that the Policy does not apply under any liability coverage,

         To { injury, sickness, disease, death or destruction { bodily injury or property damage with respect to which an insured under the Policy is also an insured under a nuclear energy liability Policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such Policy but for its termination upon exhaustion of its limit of liability.

     II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

     III. The inception dates and thereafter of all original policies as described in 11 above, whether new, renewal or replacement, being policies which either

         (a)   become effective on or after lst May, 1960, or

         (b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(3)   Except for those  classes of policies  specified in Clause 11 of paragraph
      (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

         Owners,   Landlords  and  Tenants  Liability,   Contractual  Liability,
         Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

      shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

Broad Exclusion Provision.*

It is agreed that the Policy does not apply:

I.       Under any Liability Coverage, to

                  { injury, sickness, disease, death or destruction { bodily injury or property damage

(a) with respect to which an insured under the Policy is also an insured under a nuclear energy liability Policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such Policy but for its termination upon exhaustion of its limit of liability; or

(b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this Policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

     II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating

         to       {immediate medical or surgical relief
                  {first aid
         to expenses incurred with respect

         to       {bodily injury, sickness, disease or death
                  {bodily injury

         resulting from the hazardous properties of nuclear material and arising
         out  of  the  operation  of  a  nuclear   facility  by  any  person  or
         organization.

    III. Under any Liability Coverage, to   {injury, sickness disease, death or
                                             destruction
                                            {bodily injury or property damage

         resulting from the hazardous properties of nuclear material, if

     (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

     (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

(c)      the {injury, sickness, disease, death or destruction
             {bodily injury or property damage

              arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories or possessions or Canada, this exclusion (c) applies only to  {injury to or destruction of property at such nuclear facility.
                  {property damage to such nuclear facility and any property thereat.

    IV.  As used in this endorsement:

         "hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or byproduct material; "source material", "special nuclear material", and "byproduct material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing byproduct material other than tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content, and (2) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility; "nuclear facility" means

         (a)   any nuclear reactor,

     (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

         (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

     (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

         and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations: "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

         With respect to injury to or destruction of property, the word "injury"
         or  "destruction"  of  property   includes  all  forms  of  radioactive
         contamination of property.

    V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after lst May, 1960, provided this paragraph (3) shall not be applicable to

         (i) Garage and Automobile Policies issued by the Reassured on New York risks, or
        (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

         Until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

* NOTE. The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

      NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - CANADA

    1 . This Agreement does not cover any loss or liability accruing to the Retrocedent as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

    2. Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Retrocedent, whether new, renewal or replacement, of the following classes, namely,

                           Personal Liability.
                           Farmers Liability.
                           Storekeepers Liability.
which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision:

      Limited Exclusion Provision.

         This Policy does not apply to bodily injury or property damage with respect to which the Insured is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such Policy but for its termination upon exhaustion of its limits of liability.

           With respect to property, loss of use of such property shall be deemed to be property damage.

    3. Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Retrocedent, whether new, renewal or replacement, of any class whatsoever (other than Personal Liability, Farmers Liability, Storekeepers Liability or Automobile Liability contracts), which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision of:

      Broad Exclusion Provision.

         It is agreed that this Policy does not apply:

   (a)   to liability imposed by or arising under the Nuclear Liability Act; nor
         (b) to bodily injury or property damage with respect to which an Insured under this Policy is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other insurer or group or pool of insurers or would be an Insured under any such Policy but for its termination upon exhaustion of its limit of liability; nor

         (c) to bodily injury or property damage resulting directly or indirectly from the nuclear energy hazard arising from:
               (i) the ownership, maintenance, operation or use of a nuclear facility by or on behalf of an Insured;
               (ii) the furnishing by an Insured of
               services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and
               (iii)the  possession,  consumption,  use,  handling,  disposal or transportation of fissionable substances, or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be useable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.

         As used in this Policy:

     1.  The  term  "nuclear  energy  hazard"  means  the  radioactive,   toxic,
explosive, or other hazardous properties of radioactive material;

         2. The term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances that the Atomic Energy Control Board may, by regulation, designate as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;

         3.    The term "nuclear facility" means:
               (a) any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;

               (b) any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or
                    (iii) handling, processing or packaging waste;

               (c) any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

     (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste radioactive material;

               and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations.

         4. The term "fissionable substance" means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.

     5. With respect to property, loss of use of such property shall be deemed to be property damage.

                                   ARTICLE 29

         PARTICIPATION:    CASUALTY QUOTA SHARE REINSURANCE AGREEMENT
                           EFFECTIVE: July 1, 1998

         This Agreement obligates the Reinsurer for 100.00% of the interests and liabilities set forth under this Agreement.

         The participation of the Reinsurer in the interests and liabilities of this Agreement shall be separate and apart from the participations of other reinsurers and shall not be joint with those of other reinsurers, and the Reinsurer shall in no event participate in the interests and liabilities of other reinsurers.

         IN  WITNESS   WHEREOF,   the  parties  hereto,   by  their   authorized
         representatives, have executed this Agreement as of the following dates:

         In Hartford, Connecticut, this 31st day of March, 1999.

                                    THE TRAVELERS INDEMNITY COMPANY OF ILLINOIS
                                    Naperville, Illinois

                                    By      Jonathan B. Hale

                                            Jonathan B. Hale

                                            Jonathan B. Hale

         And in Las Vegas, Nevada, this 22nd day of March, 1999.

                                    CALIFORNIA INDEMNITY INSURANCE COMPANY
                                    COMMERCIAL CASUALTY INSURANCE COMPANY
                                    CII INSURANCE COMPANY
                                    SIERRA INSURANCE COMPANY OF TEXAS

                                    By:              Kathleen M. Marlon

                                                     Kathleen M. Marlon

                                                     CEO and PRESIDENT